UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 30, 2007

_______________________

CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.03   Material Modification to Rights of Security Holders.

Please see the disclosure set forth under Item 5.03, which is incorporated by reference into this Item 3.03.

Section 5 – Corporate Governance and Management

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Effective July 30, 2007, CryoLife ("CryoLife" or the "Company") and Steven G. Anderson entered into an amended and restated employment agreement (the “Agreement”) for Mr. Anderson to continue to serve as the Company's President, Chief Executive Officer and Chairman of the Board of Directors, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  Set forth below is a summary of the material provisions of the Agreement:

•	The term of the revised Agreement will run through December 31, 2010. The Agreement will not automatically renew.

•
Mr. Anderson’s annual base salary will remain at $600,000 through December 31, 2007; however, the Agreement provides that, for each year thereafter, Mr. Anderson’s base salary will be increased by a minimum amount based on the increase in the cost of living index.  In no event may Mr. Anderson’s base salary be reduced below its then current level except in the event of a general salary reduction, and then only to the extent that the base salaries of all executive officers are reduced.

•
For each year in which the Agreement is in effect, Mr. Anderson will be entitled to participate in an annual bonus program on terms and in amounts no less favorable to him than those currently contained in the Company’s executive incentive plan and the 2007 bonus program for Mr. Anderson approved thereunder, with such modifications as may be reasonably imposed for all executive officers and approved by at least 2/3’s of the Company’s independent directors; provided, that if the Company’s chief financial officer advises the Committee that it would materially negatively impact the Company to pay all or a portion of the bonus in cash, the Committee may choose to pay the bonus in Company stock, but only to the extent that such action is taken with respect to all executive officers of Company.

•
The revised Agreement provides for an amendment to Mr. Anderson’s 2007 bonus program under the executive incentive plan to remove any discretion of the Committee to materially change the terms of the bonus program or to reduce or otherwise refuse to pay any portion of the bonus earned thereunder, subject to the ability of the Committee to pay the bonus in stock, on the terms discussed above.

•	The revised Agreement provides that Mr. Anderson will be reimbursed up to a maximum of $10,000 for his expenses in connection with negotiating the Agreement.

•
The size of Mr. Anderson’s severance payment has been reduced from two times salary and bonus (currently approximately $2.4 million) to $1,985,000.    In addition to Mr. Anderson’s ability to receive the severance payment as a result of termination of his employment by the Company without cause, by him for good reason or as a result of his disability or retirement, as provided in the previous agreement, the revised Agreement now provides that Mr. Anderson will be entitled to the severance payment upon termination of his employment as a result of non-renewal of the Agreement when it expires at the end of 2010.  Mr. Anderson retains the other components of his severance package, including medical benefits for himself and his wife, tax gross up payments in certain circumstances and payment for accrued, unused vacation.

•
The revised Agreement provides that Mr. Anderson is entitled to payment of all expenses, including legal expenses, incurred by him in the event that there is a dispute between him and the Company regarding the terms of the Agreement, but only in the event that he prevails in a law suit or the Company agrees to pay any disputed amounts to him.  The prior agreement provided for payment of Mr. Anderson’s expenses regardless of the outcome of the dispute.

•	Mr. Anderson continues to be entitled to receive a retention payment in the event of a change in control of the Company, equal to one times his current salary and bonus.

•
As soon as practicable following November 3, 2009, the Company has agreed to amend Mr. Anderson’s Agreement, as well as the Company’s Bylaws, to remove the three times salary and bonus cap on severance, separation and/or similar payments.  The Company has  performed a quantitative analysis of the potential impact of this provision and has determined that its future removal is appropriate given the reduced severance payment to which Mr. Anderson has agreed.  This cap will remain in place until the 2009 amendment.

The revised Agreement also contains provisions clarifying the calculation of Mr. Anderson’s retention payment, as well as a new change in control definition that more closely tracks Section 409(a) of the Internal Revenue Code of 1986, as amended.  Mr. Anderson continues to be bound by post-termination provisions regarding non-competition and non-solicitation of employees, and a provision regarding non-solicitation of customers has been added.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to the Articles of Incorporation

On August 1, 2007, the “Company filed the Articles of Amendment (the "Articles of Amendment") to its Articles of Incorporation with the Secretary of State of Florida, a copy of which is filed herewith as Exhibit 3.1, whereby subsection (d) of Article V of the Articles of Incorporation is deleted in its entirety.  Subsection (d) of Article V of the Articles of Incorporation contained the designation, terms and conditions of the Company’s 6% convertible preferred stock (the “Convertible Preferred Stock”).

Further, the Board determined that the 460,000 shares of the Company’s previously issued, but converted, Convertible Preferred Stock be designated as authorized, but unissued, shares of preferred stock, the rights and preferences of which have not been designated.  The Company had previously announced on a Current Report on Form 8-K filed on June 7, 2007, that the remaining outstanding shares of its Convertible Preferred Stock would be converted by the Company into the Company's common stock on and effective as of June 25, 2007.

Amendment to the Bylaws

On July 30, 2007, the Board of Directors of CryoLife amended and restated the Bylaws of the Company. Set forth below is a summary of the material amendments:

•	Article I of the former bylaws stated that the principle office of the Company was in Tampa, Florida. This provision has been removed;

•
Article VII, Sections 1, 3 and 4 regarding share certificates were amended to reflect changes in NYSE listing standards, which will require that CryoLife stock be eligible to participate in a direct participation system sponsored by a securities depositary beginning January 1, 2008; and

•	Article XIV of the former bylaws regarding the reimbursement of disallowed expenses was removed.

This summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the amended and restated Bylaws of the Company, which are attached as Exhibit 3.4 to this Current Report on Form 8-K and are incorporated herein.

The amendments became effective immediately upon their adoption by the Board of Directors.

Item 5.05   Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On July 30, 2007, the Board of Directors the Company amended the Company's Code of Business Conduct and Ethics (the "Code") applicable to directors, officers and employees of the Company, including the company’s chief executive officer, chief financial officer, chief accounting officer and controller. The material amendments are summarized below:

•	Language discussing the removal of directors for code violations was deleted; and

•	A prohibition on employees, officers and directors competing with CryoLife was added.

The foregoing is only a summary of the amendments to the Code, and is qualified by reference to the Code, as amended. The Code, as amended (which is attached as Exhibit 14.1 to this Current Report on Form 8-K and incorporated by reference herein) may be found on our internet website at http://www.cryolife.com/investornew.htm.

Section 9 – Financial Statements and Exhibits

Item 9.01(c)  Exhibits.

(a) Financial Statements.
Not applicable.

(b) Pro Forma Financial Information.
Not applicable.

(c) Shell Company Transactions.
Not applicable.

(d) Exhibits.

Exhibit Number	Description

3.1	Articles of Amendment to the Articles of Incorporation of CryoLife, Inc.

3.4	By-Laws of CryoLife, Inc. as Amended and Restated July 30, 2007.

10.1	Employment Agreement dated as of July 30, 2007 with Steven G. Anderson.

14.1	Code of Business Conduct and Ethics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: August 1, 2007	By: /s/ D. A. Lee
Name: D. Ashley Lee
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer